UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 31, 2017, the Audit Committee of the Board of Directors of The Kraft Heinz Company (“we,” “us,” “our,” “Kraft Heinz,” and the “Company”), after considering the recommendations of management and consulting with PricewaterhouseCoopers LLP, our independent registered public accounting firm, concluded that our condensed consolidated financial statements included in the quarterly reports on Form 10-Q for the quarterly periods ended April 1, 2017 and July 1, 2017 (the “Initial Filings”) should not be relied upon due to the misstatement in adopting new Accounting Standards Update 2016-15 (“ASU 2016-15”) as described below. Shortly following the filing of this Current Report on Form 8-K, we will file amendments to our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2017 and July 1, 2017 (together, the “Amended Filings”) to restate the previously issued interim financial statements in the Initial Filings to correctly classify certain items in our condensed consolidated statements of cash flows (the “Cash Flow Statements”).

The financial statements for the quarterly periods ended April 1, 2017, July 1, 2017, April 3, 2016 and July 3, 2016 included in the Amended Filings may be relied upon, as the misstatements described below will be corrected.

We believe it is important that investors understand that these changes:

•	were caused by a misapplication of ASU 2016-15;

•	do not reflect a fundamental change in our underlying business;

•	do not impact any other components of our consolidated financial statements, including, without limitation, cash and cash equivalents, net income, net sales or any other financial data (including non-GAAP financial measures, including Adjusted EBITDA or Adjusted EPS) that we had previously presented in our periodic reports or earnings releases (including in our earnings releases for the first, second and third quarters of 2017); and

•	do not impact our compliance with our contractual obligations.

Background

In the normal course of business, we utilize trade receivable securitization and factoring programs (the “Programs”) globally for our working capital needs and to provide efficient liquidity. Pursuant to the Programs, we securitize trade receivables and account for the sale by removing them from our condensed consolidated balance sheets. Under the Programs, we generally receive cash consideration up to a certain limit and record a non-cash exchange for sold receivables for the remainder of the purchase price. We maintain a right to collect cash, or a “beneficial interest,” in the sold receivables. Historically, including in the Initial Filings, we classified cash receipts from the payments on the sold receivables (which are cash receipts on the underlying trade receivables that have already been securitized in these Programs) within Cash Flows from Operating Activities in our Cash Flow Statements. However, cash receipts on sold receivables, or consideration received for beneficial interest obtained for transferring trade receivables in securitization transactions, is required under ASU 2016-15 to be classified as investing activities. We now present cash receipts on sold receivables within investing activities on our condensed consolidated statements of cash flow.

The restatements relate to the application of the new ASU 2016-15. ASU 2016-15 requires companies to record cash receipts from beneficial interests within trade receivable securitization programs as cash provided from investing activities in the statement of cash flows. We early adopted ASU 2016-15 during the first quarter of 2017 (which otherwise would have been required in the first quarter of 2018), and this classification should have been made within our Cash Flow Statements beginning with our Quarterly Report on Form 10-Q for the quarter ended April 1, 2017, including retrospective application. Although we had adopted ASU 2016-15, we continued to account for the cash receipts on sold receivables as Cash Provided by Operating Activities in our Cash Flow Statements. This misstatement was the result of misapplication the new ASU 2016-15.

In reevaluating the effectiveness of the design and operation of our disclosure controls and procedures as of April 1, 2017 and July 1, 2017, and as part of our assessment as to whether or not there were any changes during the third quarter ended September 30, 2017 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting, we have concluded that the ASU 2016-15 adoption misstatement, as described above, was primarily the result of a failure of an existing control surrounding the adoption and disclosure of new accounting standards. We have concluded that this control failure constitutes a material weakness in internal control over financial reporting and that our disclosure controls and procedures were not effective. The remediation of this material weakness will primarily include steps to improve the validation and documentation of new accounting standards’ impacts and communication with the appropriate individuals, including the importance of adherence to the internal control structure that is in place regarding the adoption of new accounting standards and guidance. We plan to have these remediation steps in place during our 2017 fiscal year, but will allow for testing to determine operating effectiveness before concluding on remediation.

Forward Looking Statements

This Current Report on Form 8-K contains a number of forward-looking statements. Words such as “plan,” “expect,” “may,” “believe,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our plans and expectations, the remediation of any weaknesses in our internal controls, impacts of accounting guidance, and future filings. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control.

Important factors that affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; our ability to maintain, extend and expand our reputation and brand image; our ability to differentiate our products from other brands; the consolidation of retail customers; our ability to predict, identify and interpret changes in consumer preferences and demand; our ability to drive revenue growth in our key product categories, increase our market share, or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in our management team or other key personnel; our inability to realize the anticipated benefits from our cost savings initiatives; changes in relationships with significant customers and suppliers; execution of our international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the business and operations of Kraft Heinz in the expected time frame; our ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which we operate; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives we use; exchange rate fluctuations; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; our inability to protect intellectual property rights; impacts of natural events in the locations in which we or our customers, suppliers or regulators operate; our indebtedness and ability to pay such indebtedness; tax law changes or interpretations; restatements of our consolidated financial statements and our ability to remediate material weaknesses; and other factors. For additional information on these and other factors that could affect our forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Statement Regarding Application of ASU 2016-15, dated November 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: November 6, 2017	By:	/s/ David Knopf
David Knopf
Executive Vice President and Chief Financial Officer

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